This Amended and Restated Pricing Supplement No. 2018-USNCH0948 is being filed to revise the stated principal amount.

Citigroup Global Markets Holdings Inc.	January 26, 2018 Medium-Term Senior Notes, Series N Amended and Restated Pricing Supplement No. 2018-USNCH0948 Filed Pursuant to Rule 424(b)(3) Registration Statement Nos. 333-216372 and 333-216372-01

Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on a quarterly basis on the terms described below. Your return on the securities will depend on the worst performing of the FTSE™ 100 Index and the EURO STOXX 50® Index (each, an “underlying index”).

▪	The securities provide for the repayment of principal plus a premium following the first valuation date on which the closing level of the worst performing index is greater than or equal to the applicable premium threshold level. However, if the closing level of the worst performing index is not greater than or equal to the applicable premium threshold level on any of the valuation dates, the securities will not be automatically redeemed at a premium and, instead, you will receive a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the worst performing index from the pricing date to the final valuation date. If the securities are not automatically redeemed prior to maturity and the closing level of the worst performing index on the final valuation date is less than 60% of its initial index level, you will lose at least 40%, and possibly significantly more, of your investment in the securities. Your return on the securities will depend solely on the performance of the worst performing index, and you will not benefit in any way from the performance of the better performing index.

▪	If we and Citigroup Inc. default on our obligations, you may not receive any amount owed to you under the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying indices:	The FTSE™ 100 Index (ticker symbol: “UKX”) and the EURO STOXX 50® Index (ticker symbol: “SX5E”)
Aggregate stated principal amount:	$8,535,000
Stated principal amount:	$1,000 per security
Pricing date:	January 26, 2018
Issue date:	January 31, 2018. See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation dates:	April 26, 2018, July 26, 2018, October 26, 2018, January 28, 2019, April 26, 2019, July 26, 2019, October 28, 2019, January 27, 2020, April 27, 2020, July 27, 2020, October 26, 2020, January 26, 2021, April 26, 2021, July 26, 2021, October 26, 2021, January 26, 2022, April 26, 2022, July 26, 2022, October 26, 2022 and January 26, 2023 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur with respect to either of the underlying indices
Automatic early redemption:	If, on any of the first nineteen valuation dates, the closing level of the worst performing index is greater than or equal to the applicable premium threshold level, the securities will be automatically redeemed on the fifth business day following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any of the first nineteen valuation dates, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date.
Premium:

The premium applicable to each valuation date is indicated below. The premium may be significantly less than the appreciation of either underlying index from the pricing date to the applicable valuation date.

• April 26, 2018:	2.50% of the stated principal amount
• July 26, 2018:	5.00% of the stated principal amount
• October 26, 2018:	7.50% of the stated principal amount
• January 28, 2019:	10.00% of the stated principal amount
• April 26, 2019:	12.50% of the stated principal amount
• July 26, 2019 :	15.00% of the stated principal amount
• October 28, 2019:	17.50% of the stated principal amount
• January 27, 2020:	20.00% of the stated principal amount
• April 27, 2020:	22.50% of the stated principal amount
• July 27, 2020:	25.00% of the stated principal amount
• October 26, 2020:	27.50% of the stated principal amount
• January 26, 2021:	30.00% of the stated principal amount
• April 26, 2021:	32.50% of the stated principal amount
• July 26, 2021:	35.00% of the stated principal amount
• October 26, 2021:	37.50% of the stated principal amount
• January 26, 2022:	40.00% of the stated principal amount
• April 26, 2022:	42.50% of the stated principal amount
• July 26, 2022:	45.00% of the stated principal amount
• October 26, 2022:	47.50% of the stated principal amount
• January 26, 2023:	50.00% of the stated principal amount

Maturity date:	February 2, 2023
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity, for each $1,000 stated principal amount security you then hold, an amount in cash equal to:

▪   If the closing level of the worst performing index on the final valuation date is greater than or equal to the applicable premium threshold level:
$1,000 + the premium applicable to the final valuation date

▪   If the closing level of the worst performing index on the final valuation date is less than the applicable premium threshold level but greater than or equal to the applicable trigger level: $1,000

▪   If the closing level of the worst performing index on the final valuation date is less than the applicable trigger level:
$1,000 × the index performance factor of the worst performing index on the final valuation date

If the securities are not automatically redeemed prior to maturity and the closing level of the worst performing index on the final valuation date is less than the applicable trigger level, your payment at maturity will be less, and possibly significantly less, than $600 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)(3)	Proceeds to issuer(3)
Per security:	$1,000.00	$30.00	$970.00
Total:	$8,535,000.00	$243,247.50	$8,291,752.50

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $965.30 per security, which is less than the issue price. The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI will receive an underwriting fee of up to $30.00 for each security sold in this offering. The total underwriting fees and proceeds to issuer in the table above give effect to the actual total underwriting fee. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement.

(3) The per security proceeds to Citigroup Global Markets Holdings Inc. indicated above represent the minimum per security proceeds to Citigroup Global Markets Holdings Inc. for any security, assuming the maximum per security underwriting fee of $30.00. As noted in footnote (2), the underwriting fee is variable. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-06 dated April 7, 2017                       Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

January 2018	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

KEY TERMS (continued)
Initial index level:	• FTSE™ 100 Index: 7,665.54 (its closing level on the pricing date) • EURO STOXX 50® Index: 3,647.41 (its closing level on the pricing date)
Index performance factor:	For each underlying index and any valuation date, the closing level of that underlying index on that valuation date divided by the initial index level of that underlying index
Premium threshold level:	• FTSE™ 100 Index: 7,665.54 (100% of its initial index level) • EURO STOXX 50® Index: 3,647.41 (100% of its initial index level)
Trigger level:	• FTSE™ 100 Index: 4,599.324 (60% of its initial index level) • EURO STOXX 50® Index: 2,188.446 (60% of its initial index level)
Worst performing index:	On any valuation date, the underlying index with the lowest index performance factor determined on that valuation date
Listing:	The securities will not be listed on any securities exchange, may have limited or no liquidity and are designed to be held to maturity
CUSIP / ISIN:	17324CR40 / US17324CR401
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each underlying index that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Hypothetical Examples

The diagram below illustrates the payment you may receive upon maturity of the securities, assuming the securities have not previously been redeemed, for a range of hypothetical percentage changes in the closing level of the worst performing index from the pricing date to the final valuation date. Your payment upon maturity will be determined solely based on the performance of the worst performing index, regardless of the performance of the other underlying index, on the final valuation date.

Investors in the securities will not receive any dividends on the stocks that constitute either underlying index. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in either underlying index or the stocks that constitute either underlying index” below.

January 2018	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

Payment at Maturity

January 2018	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

The following table illustrates how the amount payable per security will be calculated if the closing level of the worst performing index is greater than or equal to the applicable premium threshold level on one of the twenty valuation dates. Figures below have been rounded for ease of analysis.

If the first valuation date on which the closing level of the worst performing index is greater than or equal to the applicable premium threshold level is . . .	. . . then you will receive the following payment per security upon automatic early redemption or at maturity, as applicable:
April 26, 2018	$1,000 + applicable premium = $1,000 + $25.00 = $1,025.00
July 26, 2018	$1,000 + applicable premium = $1,000 + $50.00 = $1,050.00
October 26, 2018	$1,000 + applicable premium = $1,000 + $75.00 = $1,075.00
January 28, 2019	$1,000 + applicable premium = $1,000 + $100.00 = $1,100.00
April 26, 2019	$1,000 + applicable premium = $1,000 + $125.00 = $1,125.00
July 26, 2019	$1,000 + applicable premium = $1,000 + $150.00 = $1,150.00
October 28, 2019	$1,000 + applicable premium = $1,000 + $175.00 = $1,175.00
January 27, 2020	$1,000 + applicable premium = $1,000 + $200.00 = $1,200.00
April 27, 2020	$1,000 + applicable premium = $1,000 + $225.00 = $1,225.00
July 27, 2020	$1,000 + applicable premium = $1,000 + $250.00 = $1,250.00
October 26, 2020	$1,000 + applicable premium = $1,000 + $275.00 = $1,275.00
January 26, 2021	$1,000 + applicable premium = $1,000 + $300.00 = $1,300.00
April 26, 2021	$1,000 + applicable premium = $1,000 + $325.00 = $1,325.00
July 26, 2021	$1,000 + applicable premium = $1,000 + $350.00 = $1,350.00
October 26, 2021	$1,000 + applicable premium = $1,000 + $375.00 = $1,375.00
January 26, 2022	$1,000 + applicable premium = $1,000 + $400.00 = $1,400.00
April 26, 2022	$1,000 + applicable premium = $1,000 + $425.00 = $1,425.00
July 26, 2022	$1,000 + applicable premium = $1,000 + $450.00 = $1,450.00
October 26, 2022	$1,000 + applicable premium = $1,000 + $475.00 = $1,475.00
January 26, 2023	$1,000 + applicable premium = $1,000 + $500.00 = $1,500.00

If, on any valuation date, the closing level of one underlying index is greater than or equal to the applicable premium threshold level but the closing level of the other underlying index is less than the applicable premium threshold level, you will not receive the premium indicated above following that valuation date. In order to receive the premium indicated above, the closing level of each underlying index must be greater than the applicable premium threshold level on the applicable valuation date.

The examples below illustrate how the payment at maturity will be calculated if the closing level of the worst performing index is not greater than or equal to the applicable premium threshold level on any of the valuation dates. The examples are based on (i) with reference to the FTSE™ 100 Index, an initial index level of 7,665.54, a premium threshold level of 7,665.54 and a trigger level of 4,599.324 and (ii) with reference to the EURO STOXX 50® Index, an initial index level of 3,647.41, a premium threshold level of 3,647.41 and a trigger level of 2,188.446 and the hypothetical closing levels on the final valuation date indicated below. If the securities are not automatically redeemed prior to maturity, your actual payment at maturity will depend on the actual closing level of the worst performing index on the final valuation date.

January 2018	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

Example 1—Par Scenario. On the final valuation date, the hypothetical closing level of the FTSE™ 100 Index is 6,515.71 (a 15% decrease from its initial index level) and the hypothetical closing level of the EURO STOXX 50® Index is 3,829.78 (a 5% increase from its initial index level). The worst performing index is the underlying index with the lowest index performance factor, which is calculated for each underlying index as follows:

Index performance factor of the FTSE™ 100 Index	=	closing level on final valuation date / initial index level

	=	6,515.71 / 7,665.54

	=	0.85

Index performance factor of the EURO STOXX 50® Index	=	closing level on final valuation date / initial index level

	=	3,829.78 / 3,647.41

	=	1.05

Because the index performance factor of the FTSE™ 100 Index is lower than the index performance factor of the EURO STOXX 50® Index in this example, the FTSE™ 100 Index would be the worst performing index. In this scenario, because the closing level of the worst performing index on the final valuation date is less than the applicable premium threshold level but greater than the applicable trigger level, you would be repaid the stated principal amount of $1,000 per security at maturity but would not receive any premium.

Example 2—Downside Scenario. On the final valuation date, the hypothetical closing level of the FTSE™ 100 Index is 5,749.16 (a 25% decrease from its initial index level) and the hypothetical closing level of the EURO STOXX 50® Index is 1,458.96 (a 60% decrease from its initial index level). The worst performing index is the underlying index with the lowest index performance factor, which is calculated for each underlying index as follows:

Index performance factor of the FTSE™ 100 Index	=	closing level on final valuation date / initial index level

	=	5,749.16 / 7,665.54

	=	0.75

Index performance factor of the EURO STOXX 50® Index	=	closing level on final valuation date / initial index level

	=	1,458.96 / 3,647.41

	=	0.4

Because the index performance factor of the EURO STOXX 50® Index is lower than the index performance factor of the FTSE™ 100 Index in this example, the EURO STOXX 50® Index would be the worst performing index. In this scenario, because the closing level of the worst performing index on the final valuation date is less than the applicable trigger level, the payment at maturity per security would be calculated as follows:

Payment at maturity per security	=	$1,000 × the index performance factor of the worst performing index on the final valuation date
	=	$1,000 × 0.4
	=	$400

In this scenario, the worst performing index has depreciated by more than 40% from its initial index level to its closing level on the final valuation date, which is less than the applicable trigger level. Accordingly, your payment at maturity in this scenario would reflect 1-to-1 downside exposure to the depreciation of the worst performing index from its initial index level to its closing level on the final valuation date, and you would incur a significant loss on your investment.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with both of the underlying indices. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

January 2018	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not guarantee repayment of the stated principal amount at maturity. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the performance of the worst performing index. If the closing level of the worst performing index on the final valuation date is less than the applicable trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing index has declined from its initial index level, regardless of the performance of the other underlying index. There is no minimum payment at maturity on the securities, and you may lose your entire investment in the securities.

▪	The trigger feature of the securities exposes you to particular risks. If the closing level of the worst performing index on the final valuation date is less than the applicable trigger level, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing index has declined from its initial index level. Although you will be repaid your stated principal amount at maturity if the worst performing index depreciates by 40% or less from its initial index level, you will have full downside exposure to the worst performing index if it depreciates by more than 40%. As a result, you may lose your entire investment in the securities.

▪	The securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities in connection with an early redemption is limited. If the securities are automatically redeemed, your potential return on the securities is limited to the applicable premium payable upon automatic early redemption, as described on the cover page of this pricing supplement. If the closing level of the worst performing index is greater than or equal to the applicable premium threshold level on one of the valuation dates, you will be repaid the stated principal amount of your securities and will receive the fixed premium applicable to that valuation date, regardless of how significantly the closing level of the worst performing index on that valuation date may exceed the applicable premium threshold level. Accordingly, the premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in either or both of the underlying indices. In addition, the premium you receive upon any early redemption of the securities may be significantly less than the return you could have achieved if the securities had not been automatically redeemed and you had been able to receive the payment at maturity.

▪	The securities are subject to the risks of both underlying indices and will be negatively affected if either underlying index performs poorly, even if the other performs well. You are subject to risks associated with each of the underlying indices. If either underlying index performs poorly, you will be negatively affected, even if the other underlying index performs well. The securities are not linked to a basket composed of the underlying indices, where the better performance of one could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying indices is the worst performing index.

▪	You will not benefit in any way from the performance of the better performing index. The return on the securities depends solely on the performance of the worst performing index, and you will not benefit in any way from the performance of the better performing index. The securities may underperform a similar investment in each of the underlying indices or a similar alternative investment linked to a basket composed of the underlying indices, since in either such case the performance of the better performing index would be blended with the performance of the worst performing index, resulting in a better return than the return of the worst performing index.

▪	The term of the securities may be as short as three months. If the closing level of the worst performing index on any valuation date, including the valuation date expected to occur approximately three months after the pricing date, is greater than or equal to the applicable premium threshold level, the securities will be automatically redeemed. The earlier the automatic redemption, the lower the premium you will receive.

▪	You will be subject to risks relating to the relationship between the underlying indices. It is preferable from your perspective for the underlying indices to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying indices will not exhibit this relationship. The less correlated the underlying indices, the more likely it is that one or the other of the underlying indices will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying indices to perform poorly; the performance of the underlying index that is not the worst performing index is not relevant to your return on the securities at maturity or on an earlier automatic redemption date. It is impossible to predict what the relationship between the underlying indices will be over the term of the securities. The FTSE™ 100 Index represents large capitalization stocks traded on the London Stock Exchange and the EURO STOXX 50® index represents large capitalization stocks in the Eurozone. Accordingly, the underlying indices represent markets that differ in significant ways and, therefore, may not be correlated with each other.

▪	Investing in the securities is not equivalent to investing in either underlying index or the stocks that constitute either underlying index. You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to any of the stocks that constitute either underlying index. It is important to understand that, for purposes of measuring the performance of the underlying indices, the levels used will not reflect the receipt or reinvestment of dividends or distributions on the stocks that constitute the underlying indices. Dividend or distribution yield on the stocks that constitute the underlying indices would be expected to represent a significant portion of the overall return on a direct investment in the stocks that constitute the underlying indices, but will not be reflected in the performance of the underlying indices as measured for purposes of the securities

January 2018	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

(except to the extent that dividends and distributions reduce the levels of the underlying indices). Moreover, unlike a direct investment in the underlying indices, the appreciation potential of the securities is limited, as described above.

▪	Your return on the securities depends on the closing levels of the underlying indices on only twenty days. Because your payment upon automatic early redemption, if applicable, or at maturity depends on the closing levels of the underlying indices solely on one of the twenty valuation dates, you are subject to the risk that the closing levels of the underlying indices on those days may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the underlying indices that you could sell for full value at a time selected by you, or if the return on the securities was based on an average of closing levels of the underlying indices, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlying indices, dividend yields on the stocks that constitute the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

January 2018	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and a number of other factors, including the price and volatility of the stocks that constitute the underlying indices, the correlation between the underlying indices, dividend yields on the stocks that constitute the underlying indices, interest rates generally, the volatility of the exchange rate between the U.S. dollar and both of the currencies in which the stocks included in the underlying indices trade, the correlation between those exchange rates and the level of the applicable underlying index, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the levels of the underlying indices may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The underlying indices are subject to risks associated with foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The performance of the underlying indices will not be adjusted for changes in the currency exchange rates. The FTSE™ 100 Index is composed of stocks traded in pound sterling and the EURO STOXX 50® Index is composed of stocks traded in euro. The value of both of these foreign currencies may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the underlying indices and the value of your securities will not be adjusted for exchange rate fluctuations. If the pound sterling or euro appreciates relative to the U.S. dollar over the term of the securities, the performance of the underlying indices as measured for purposes of the securities will be less than it would have been if it offered exposure to that appreciation in addition to the change in the prices of the respective underlying stocks.

▪	Our offering of the securities does not constitute a recommendation of either underlying index. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the underlying indices or the stocks that constitute the underlying indices, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying indices. These and other activities of our affiliates may affect the levels of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	The levels of the underlying indices may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the stocks that constitute the underlying indices or in instruments related to the underlying indices and may adjust such positions during the term of the securities. Our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying indices, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

January 2018	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of any of the underlying indices, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	Adjustments to either underlying index may affect the value of your securities. FTSE International Limited, as publisher of the FTSE™ 100 Index, or STOXX Limited, as publisher of the EURO STOXX 50® Index may add, delete or substitute the stocks that constitute the underlying indices or make other methodological changes that could affect the level of either underlying index. FTSE International Limited or STOXX Limited may discontinue or suspend calculation or publication of the underlying indices at any time without regard to your interests as holders of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described below under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

January 2018	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

Information About the FTSE™ 100 Index

The FTSE™ 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the London Stock Exchange. The FTSE™ 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

FTSE International Limited (“FTSE”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to Citigroup Inc. and its affiliates, in exchange for a fee, of the right to use the FTSE™ 100 Index, which is owned and published by FTSE, in connection with certain financial instruments, including the notes. For more information, see “Equity Index Descriptions—The FTSE™ 100 Index—License Agreement” in the accompanying underlying supplement.

Please refer to the sections “Risk Factors” and “Equity Index Descriptions—FTSE™ 100 Index” in the accompanying underlying supplement for important disclosures regarding the FTSE™ 100 Index, including certain risks that are associated with an investment linked to the FTSE™ 100 Index.

Historical Information

The closing level of the FTSE™ 100 Index on January 26, 2018 was 7,665.54.

The graph below shows the closing levels of the FTSE™ 100 Index for each day such level was available from January 2, 2008 to January 26, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the FTSE™ 100 Index as an indication of future performance.

FTSE™ 100 Index – Historical Closing Levels January 2, 2008 to January 26, 2018

January 2018	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

Information About the EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

STOXX Limited (“STOXX”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to CGMI and its affiliates, in exchange for a fee, of the right to use the EURO STOXX 50® Index, which is owned and published by STOXX, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions—The EURO STOXX 50® Index—License Agreement” in the accompanying underlying supplement.

Please refer to the sections “Risk Factors” and “Equity Index Descriptions—The EURO STOXX 50® Index” in the accompanying underlying supplement for important disclosures regarding the EURO STOXX 50® Index, including certain risks that are associated with an investment linked to the EURO STOXX 50® Index.

Historical Information

The closing level of the EURO STOXX 50® Index on January 26, 2018 was 3,647.41.

The graph below shows the closing levels of the EURO STOXX 50® Index for each day such level was available from January 2, 2008 to January 26, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the EURO STOXX 50® Index as an indication of future performance.

EURO STOXX 50® Index – Historical Closing Levels January 2, 2008 to January 26, 2018

January 2018	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Subject to the discussions below under “Possible Withholding Under Section 871(m) of the Code” and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Possible Withholding Under Section 871(m) of the Code. As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

January 2018	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $30.00 for each $1,000 security sold in this offering. CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $30.00 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if we redeem the securities prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing levels of either of the underlying indices and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately four months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

January 2018	PS-14

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries~~'~~’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

January 2018	PS-15

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated April 7, 2017, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on April 7, 2017, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not

January 2018	PS-16

Citigroup Global Markets Holdings Inc.
Autocallable Securities Based Upon the Worst Performing of the FTSE™ 100 Index and the EURO STOXX 50® Index Due February 2, 2023

contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2018 Citigroup Global Markets, Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

January 2018	PS-17